Registration No. 333-17659

            As filed with the Securities and Exchange Commission on February 27, 1997


                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549

                                          POST EFFECTIVE AMENDMENT NO. 1
                                                        TO
                                                      FORM S-8

                                               REGISTRATION STATEMENT
                                                        UNDER
                                             THE SECURITIES ACT OF 1933


                                               ANDERSEN GROUP, INC.
                         (Exact Name of Registrant as Specified in Its Charter)

        Connecticut                                06-0659863
(State of Incorporation)                     (I.R.S. Employer
                                            Identification No.)

                                               Ney Industrial Park
                                         Bloomfield, Connecticut 06002-3690
                                      (Address of Principal Executive Offices)

                               Andersen Group, Inc. Incentive Stock Option Plan

                                        Andersen Group, Inc. Incentive and
                                          Non-Qualified Stock Option Plan
                                             (Full title of the Plans)

                                                 Francis E. Baker
                                                     President
                                               ANDERSEN GROUP, INC.
                                                Ney Industrial Park
                                           Bloomfield, Connecticut 06002
                                                             860-242-0761
                       (Name, Address and Telephone Number of Agent for Service)

                                         Copies of all communications to:

                                               David A. Garbus, Esq.
                                                  ROBINSON & COLE
                                                 One Boston Place
                                         Boston, Massachusetts 02108-4404
                                              Telephone: 617-557-5900

                                                      PART I.

                            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933. The date of this part of the prospectus is February 21, 1997.



                                               ANDERSEN GROUP, INC.

                                                   Common Stock
                                                (Without Par Value)

                                                    Covered By
                                ANDERSEN GROUP, INC. INCENTIVE STOCK OPTION PLAN
                                                        AND
                                ANDERSEN GROUP, INC. INCENTIVE AND NON-QUALIFIED
                                                 STOCK OPTION PLAN

                                    THESE SECURITIES HAVE NOT BEEN APPROVED OR
                                                   DISAPPROVED BY
                                     THE SECURITIES AND EXCHANGE COMMISSION OR
                                          ANY STATE SECURITIES COMMISSION
                                  NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                                        OR ANY STATE SECURITIES COMMISSION
                                            PASSED UPON THE ACCURACY OR
                                           ADEQUACY OF THIS PROSPECTUS.
                                             ANY REPRESENTATION TO THE
                                          CONTRARY IS A CRIMINAL OFFENSE.

         Andersen Group, Inc., a Connecticut corporation (the "Company"), has two stock option plans entitled the Andersen Group, Inc. Incentive Stock Option Plan (the "1982 Plan") and the Andersen Group, Inc. Incentive and Non-Qualified Stock Option Plan (the "1990 Plan", and together with the 1982 Plan, the "Plans").

         Key employees and directors of the Company and its subsidiaries are eligible to participate in the Plans. The Company established these plans to provide an incentive to key employees and directors of the Company and its subsidiaries who are in a position to contribute materially to the long-term success of the Company, to increase such persons' interest in the Company's welfare and to aid in attracting and retaining individuals with outstanding ability. As of February 21, 1997, the Company had 12,200 outstanding options under the 1982 Plan to purchase 12,200 shares of Common Stock, at a weighted average exercise price per share of $7.00. As of February 21, 1997, the Company had 89,500 outstanding options under the 1990 Plan to purchase 89,500 shares of Common Stock, at a weighted average exercise price per share of $4.75. All of options outstanding and the individuals entitled to exercise such options are set forth on Schedule A hereto. Neither of the Plans are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 registering the Common Stock covered by the Plans under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 428 of the Securities Act and the Note to
Part I of Form S-8, this document constitutes part of a prospectus pertaining to the Common Stock that has been registered under the Securities Act on Form S-8. Also, pursuant to Rule 424(b) this reoffer prospectus is being filed with the Commission to enable the individuals indicated on Schedule A to resell such Common Stock as described hereafter.

         The Company's Common Stock is traded on the National Association of Securities Dealers Automated Quotation System as a NASDAQ National Market System security under the symbol "ANDR".



                                               AVAILABLE INFORMATION

         The  Company  is  subject  to  the  information   requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information are available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Office of the Commission, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Company's principal executive offices are located at Ney Industrial Park, Bloomfield, Connecticut, and its telephone number is (860) 242-0761.


                                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended February 29, 1996 filed pursuant to Section 13 of the Exchange Act (File No. 0-1460);

(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since February 29, 1996;

(3) The Company's Registration Statement on Form S-8 (File No. 333-17659) under the Securities Act.

         Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference modifies or replaces such statement.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of this offering of securities issuable under the Plans and registered with the Commission will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

         The Company will provide without charge to any person to whom this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits specifically are incorporated by reference into this Prospectus). Requests should be mailed to Bernard F. Travers, III, Esq., Assistant Secretary and Director of Law and Taxation of the Company, at Ney Industrial Park, Bloomfield, Connecticut 06002 or should be made by telephone at (860) 242-0761.

                                            DESCRIPTION OF THE 1982 PLAN
General

         A copy of the 1982 Plan is attached hereto as Appendix A, and the description that follows does not purport to be complete and is qualified in its entirety by reference to the 1982 Plan.
         The 1982 Plan provides for awards of options to purchase an aggregate of up to 112,500 shares of Common Stock (adjusted from the originally authorized 75,000 shares as a result of a 3 for 2 stock split in 1983). No further options may be granted under the 1982 Plan.

         Options granted under the 1982 Plan were "incentive stock options" under Section 422A of the Internal Revenue Code of 1954 ("1954 Code") (currently
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")). Incentive stock options were granted under the 1982 Plan only to key executive and management level employees of the Company and its subsidiaries.

         Shares of Common Stock issued pursuant to the 1982 Plan may consist of authorized but unissued shares and treasury shares.

Purpose

         The purpose of the 1982 Plan is to provide an incentive to key employees of the Company who are in a position to contribute materially to the long-term success of the Company, to increase such persons' interest in the Company's welfare and to aid in attracting and retaining individuals with outstanding ability.

Administration

         The 1982 Plan is administered by the Company's Board of Directors.

Additional Information

         Participants in the 1982 Plan may obtain additional information about the 1982 Plan by contacting Bernard F. Travers, III, Esq., Assistant Secretary and Director of Law and Taxation of the Company, at the following address and telephone number: Ney Industrial Park, Bloomfield, Connecticut 06002, telephone no. (860) 242-0761.

Eligibility

         The 1982 Plan provided for grants to key employees of the Company and its subsidiaries of "incentive stock options" within the meaning of Section 422 of the Code. Options are no longer issuable under the 1982 Plan.

Terms of Options

         Each 1982 Plan option is evidenced by a written stock option agreement between the Company and the optionee and is generally subject to the terms and conditions listed below, but specific terms may vary.

         (i) Exercise of the Option. The 1982 Plan options may be exercised after one year from the date the option was granted. A 1982 Plan option is exercised by giving written notice to the Company specifying the number of shares to be purchased and tendering payment of the purchase price. Payment for shares of Common Stock issued upon exercise of a 1982 Plan option may consist of cash, check, bank draft or postal or express money order or any combination thereof.

         (ii) Option Price. 1982 Plan options may not be granted at a price less than the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of an employee holding 10% or more of the voting stock of the Company.)

         (iii) Termination of Employment. If the optionee's employment with the Company is terminated other than by death, the term of any then outstanding 1982 Plan option held by such optionee shall expire. The representative of a deceased optionee's estate shall have the right to exercise any then outstanding option in whole or in part during the 60 day period following the date of appointment of the representative of the optionee's estate or, if less, the remaining term of the option. The designated beneficiary of a deceased optionee to whom the option has been transferred shall have the right to exercise any then outstanding option in whole or in part, at any time during the remaining term of the option.

         (iv) Termination of Options. All 1982 Plan options expire not more than ten years from the date of grant or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company.

         (v) Nontransferability of Options. A 1982 Plan option is exercisable during the optionee's lifetime only by the optionee and is not transferable except by will or by the laws of descent and distribution.

Adjustments Upon Changes in Capitalization

         In the event of change in the Company's capitalization by reason of split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any other capital adjustment, the Board of Directors of the Company shall make an adjustment to the outstanding 1982 Plan options in an equitable manner.

Amendment and Termination

         The Board of Directors of the Company may at any time alter, amend, suspend, discontinue or terminate the 1982 Plan; provided, however, that such action does not adversely affect the right of the optionees to 1982 Plan options previously granted, and no amendment, without the approval of the stockholders of the Company, shall increase the maximum number of shares which may be awarded under the 1982 Plan or change the class of employees eligible to receive options under the 1982 Plan.

Federal Income Tax Information

         Options granted under the 1982 Plan are "incentive stock options," as defined in Section 422 of the Code.

         The optionee of an incentive stock option recognizes no income upon grant of the incentive stock option and will incur no tax liability due to the exercise. The Company will not be allowed a deduction for federal income tax purposes as a result of the grant or exercise of a 1982 Plan incentive stock option. Upon the sale or exchange of the shares issued on exercise of a 1982 Plan incentive stock option at least two years after grant of the option and one year after transfer of the shares to the optionee by the Company, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income. If the optionee is subject to the alternative minimum tax, upon exercise the optionee will recognize ordinary income equal to the excess of the fair market value at the date of exercise over the exercise price.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of 1982 Plan options, it does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                            DESCRIPTION OF THE 1990 PLAN
General

         A copy of the 1990 Plan is attached hereto as Appendix B, and the description that follows does not purport to be complete and is qualified in its entirety by reference to the 1990 Plan.
         The 1990 Plan provides for awards of options to purchase an aggregate of up to 150,000 shares of Common Stock. Options with respect to up to 60,000 of such shares were issuable to members of the Board of Directors of the Company. Options with respect to up to 90,000 of such shares were issuable to employees of the Company and its subsidiaries who were not members of the Board of Directors of the Company.

         Options granted under the 1990 Plan were "incentive stock options" under Section 422A of the 1986 Code (currently, Section 422 of the Code). Incentive stock options were granted under the 1990 Plan only to key executive and management level employees of the Company and its subsidiaries. Non-qualified stock options were granted to executive and management employees and directors of the Company and its subsidiaries, including members of the Company's Board of Directors.

         Shares of Common Stock issued pursuant to the 1990 Plan may consist of authorized but unissued shares and treasury shares.

Purpose

         The purpose of the 1990 Plan is to continue to provide an incentive to key employees and directors of the Company and its subsidiaries who are in a position to contribute materially to the long-term success of the Company, to increase such persons' interest in the Company's welfare and to aid in attracting and retaining individuals with outstanding ability.

Administration

         The 1990 Plan is administered by the Company's Board of Directors.

Additional Information

         Participants in the 1990 Plan may obtain additional information about the 1990 Plan by contacting Bernard F. Travers, III, Esq., Assistant Secretary and Director of Law and Taxation of the Company, at the following address and telephone number: Ney Industrial Park, Bloomfield, Connecticut 06002, telephone no. (860) 242-0761.

Eligibility

         The 1990 Plan provides for grants to key employees (including officers) of the Company and its subsidiaries of "incentive stock options" within the meaning of Section 422 of the Code and for grants of non-qualified options to key employees and directors of the Company and its subsidiaries. The Board of Directors has the authority to determine the directors and employees to whom options will be granted, the number of shares to be subject to each option, whether options will be incentive or non-qualified, and the manner of exercise. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year by an employee may not exceed $100,000.

Terms of Options

         Each 1990 Plan option is evidenced by a written stock option agreement between the Company and the optionee and is generally subject to the terms and conditions listed below, but specific terms may vary.

         (i) Exercise of the Option. The option agreements set forth the time at which the 1990 Plan options may be exercised. The 1990 Plan option is exercised by giving written notice to the Company specifying the number of shares to be purchased and tendering payment of the purchase price. Payment for shares of Common Stock issued upon exercise of a 1990 Plan option may consist of cash, check, bank draft or postal or express money order or any combination thereof.

         (ii) Option Price. 1990 Plan incentive stock options may not be granted at a price less than the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of an employee holding 10% or more of the voting stock of the Company). 1990 Plan non-qualified stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant.

         (iii) Termination of Employment. If the optionee's employment with the Company or any of its subsidiaries or service in the Company's Board of Directors is terminated other than by death, the term of any then outstanding 1990 Plan option held by such optionee shall expire. The representative of a deceased optionee's estate shall have the right to exercise any then outstanding option in whole or in part during the 60 day period following the date of appointment of the representative of the optionee's estate or, if lesser, the remaining term of the option. The designated beneficiary of a deceased optionee to whom the option has been transferred shall have the right to exercise any then outstanding option in whole or in part, at any time during the remaining term of the option.

         (iv) Termination of Options. All 1990 Plan options expire not more than ten years from the date of grant or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. All 1990 Plan options granted to directors of the Company are for a ten year term.

         (v) Nontransferability of Options. A 1990 Plan option is exercisable during the optionee's lifetime only by the optionee and is not transferable except by will or by the laws of descent and distribution.

Adjustments Upon Changes in Capitalization

         In the event of change in the Company's capitalization by reason of split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any other capital adjustment, the Board of Directors of the Company shall make an adjustment to the outstanding 1990 Plan options in an equitable manner.

Amendment and Termination

         The Board of Directors of the Company may at any time alter, amend, suspend, discontinue or terminate the 1990 Plan; provided, however, that such action does not adversely affect the right of the optionees to 1990 Plan options previously granted, and no amendment, without the approval of the stockholders of the Company, shall increase the maximum number of shares which may be awarded under the 1990 Plan, materially increase benefits, or change the class of employees eligible to receive options under the 1990 Plan. In any event, the 1990 Plan will terminate in 1999.


Federal Income Tax Information

         Options granted under the 1990 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

         If a 1990 Plan option is an incentive stock option, the optionee recognizes no income upon grant of the incentive stock option and will incur no tax liability due to the exercise. The Company will not be allowed a deduction for federal income tax purposes as a result of the grant or exercise of a 1990 Plan incentive stock option. Upon the sale or exchange of the shares issued on exercise of a 1990 Plan incentive stock option at least two years after grant of the option and one year after transfer of the shares to the optionee by the Company, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income. If the optionee is subject to the alternative minimum tax, upon exercise the optionee will recognize ordinary income equal to the excess of the fair market value at the date of exercise over the exercise price.

         All 1990 Plan options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory 1990 Plan option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of 1990 Plan options, it does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                                  RESALE PROVISIONS
         Persons who receive shares of Common Stock upon the exercise of options granted under any Plan may freely resell such securities without restriction as long as they are not "affiliates" of the Company. Participants who have any question as to whether they may be an "affiliate" should contact the Company at the address listed above. Generally, affiliates are directors, officers and shareholders owning more than 10 percent of the Company's voting stock. Affiliates of the Company may publicly reoffer and resell such securities only pursuant to an exemption from the requirements of the Securities Act of 1933 or pursuant to an effective registration statement. A registration statement on Form S-8 can be used to effect registration of reoffers or resales of securities acquired by affiliates pursuant to an employee benefit plan if such securities were previously registered on a Form S-8. The registration is accomplished by filing a reoffering prospectus as a post-effective amendment to the original registration statement. If the Company satisfies certain requirements at the time of the filing of such amendment, there are no limitations regarding the securities being sold by the affiliates; however, if the requirements are not satisfied, certain volume limitations apply.

                                                                             Schedule A
                               Employee Name                             Options Outstanding


              Baker, Francis E.                                                               20,000
              Belcher, Robert P.                                                               5,000
              Bennett, Peter N.                                                                3,000
              Boyd, Garth W.                                                                     700
              Cerny, Ronald N.                                                                10,000
              Cusson, Alan R.                                                                  1,000
              Donzella, John R.                                                                  500
              Eaton, Christopher C.                                                              600
              Fisher-Jones, A. Steven                                                            600
              Frazier, Laverne                                                                   300
              Grace, Jr., Oliver R.                                                            9,500
              Grace, John S.                                                                   6,000
              Hellerman, Donald W.                                                               300
              Hudson, Lilith I.                                                                  500
              Hyatt, Leslie A.                                                                 1,000
              Kearney, William H.                                                                300
              Kuzmech, John M.                                                                   700
              Lewis, Lori L.                                                                     300
              Logie, Susan B.                                                                  1,300
              Lubrano, Louis A.                                                                8,000
              Munson, Theodore W.                                                                250
              O'Shea, Andrew M.                                                               10,000
              Parsons, John K.                                                                 1,000
              Phaneuf, Eugene                                                                  3,000
              Pinto, James J.                                                                  8,000
              Pipczynski, Anthony A.                                                             750
              Smith III, Edward F.                                                             3,000
              Travers, III, Bernard F.                                                         5,000
              Tscheppe, Andreas                                                                  500
              Woble, James P.                                                                    600
                                                                                                 ---
              Total options outstanding                                                      101,700
                                                                                             =======


                                                INDEX OF APPENDICES


Document                                                                 Tab

Andersen Group, Inc. Incentive Stock Option Plan ("1982 Plan")            A
Andersen Group, Inc. Incentive and Non-Qualified Stock Option Plan        B
         ("1990 Plan")

                                                                     Appendix A

                                                    "1982 Plan"

                                               ANDERSEN GROUP, INC.
                                            INCENTIVE STOCK OPTION PLAN

         1. Purpose of Plan. The purpose of this Incentive Stock Option Plan (hereinafter referred to as the "Plan") is to advance the interests of Andersen Group, Inc. ("Andersen") by providing a means whereby key executive employees of Andersen may be given an opportunity to purchase shares of its Common Stock (such shares of Common Stock hereinafter referred to as "shares") by exercise of options granted under this Plan which are intended to qualify as "incentive stock options," (hereinafter called "stock options") under Section 422A of the Internal Revenue Code of 1954, as amended.

         2. Administration. This Plan shall be administered under the supervision of the Board of Directors of Andersen (hereinafter the "Board"). Subject to the express provisions of this Plan, the Board shall have authority in its discretion to determine the employees who shall receive options, the times when they shall receive the same, and the number of shares in respect of which the employee shall have an option. The Board shall have authority to make all other determinations necessary or advisable in the administration of this Plan, which determinations shall be conclusive unless revised by the Board.

         3. Shares Subject to this Plan. The aggregate number of shares of Common Stock of Andersen for which options may be granted under this Plan shall be 75,000 shares, subject to adjustment upon changes in capitalization of Andersen as provided in paragraph 13. Such shares may be authorized and unissued shares or may be treasury shares. If any option granted under this Plan shall expire, lapse or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless this Plan shall have been terminated) again be available for other options to be granted under this Plan.

         4. Eligibility. Options shall be granted under this Plan only to employees who are officers or who are employed in an executive or management level capacity by Andersen and who shall be determined by the Board to be eligible therefor. No option shall be granted (i) to a director of Andersen, or
(ii) to an employee if, at the time such option is granted, said employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Andersen or of its parent or any subsidiary of Andersen. The foregoing notwithstanding, the limitation of subsection (ii) of the preceding sentence shall not apply if, at the time such option is granted, the option price, determined in accordance with Section 7, is at least 110 percent (110%) of the fair market value of the stock subject to the option and such option, by its terms, is not exercisable after the expiration of five years from the date such option is granted. For purpose of the preceding sentences, an employee shall be deemed to own all shares which are attributable to him under
Section 425(d) of the Internal Revenue Code of 1954 (including, without limitation, shares owned by his brothers, sisters, spouse, ancestors and lineal descendants or shares owned on his behalf in a trust).

         5. Granting of Options. The Board from time to time may designate from among the eligible employees of Andersen those key employees to whom options to purchase shares shall be granted under this Plan and the number of shares which shall be subject to each option so granted. In no case shall an employee be granted, in any one calendar year, options to purchase more than (i) $100,000 of stock, based upon its fair market value at the time of grant, plus (ii) any available portion of an unused carryover amount, as allowed by Section 422A(c)(4) of the Internal Revenue Code. The Board shall direct an appropriate officer of Andersen to execute and deliver agreements to employees reflecting the grant of options. All actions of the Board under this paragraph 5 shall be conclusive.

         6. Option Period. Subject to the provisions of paragraph 13, the options granted under this Plan to any eligible employee shall not be exercisable prior to the expiration of one (1) year from the date of grant, and options shall expire on a date (i) not later than five (5) years after date of grant, in the case of options granted pursuant to the third sentence of Section 4, and (ii) in all other cases, not later than ten (10) years after date of grant.

         7. Option Price. The per share price shall be fixed by the Board and set forth in the option agreement, which price in no case shall be less than one hundred percent (100%) of the fair market value of the stock on the day the option is granted. In no event shall the option price be less than the book value of the stock as of the end of the fiscal year of Andersen immediately preceding the date of grant. The date on which the Board approves the grant of an option shall be deemed the date on which the option is granted.

         8. Option Agreement. Each option grant shall be evidenced by an option agreement in the form approved by the Board which agreement shall be signed by the optionee and signed on behalf of Andersen by the President, or a Vice President of Andersen, other than the optionee, and shall be dated as of the date of the granting of the option, as determined in paragraph 7.

         9. Exercise of Options. No stock option granted under this Plan may be exercised until all incentive stock options of an earlier date granted to the optionee under this Plan or under any prior incentive stock option plan of Andersen, its parent or subsidiary, shall be exercised in full or shall have expired by reason of the lapse of time. Subject to this limitation, and to the provisions of paragraph 6, options may be exercised in whole or in part at any time. Each option shall be exercised by delivery of written notice to Andersen specifying the number of shares to be purchased and the date of payment therefor. Andersen shall promptly deliver to the optionee a certificate for the number of shares purchased against payment in full of the purchase price. The optionee shall not have any rights of a stockholder except to the extent that the option has been exercised. Once an option has been exercised, the optionee shall have all the rights of a stockholder.

         10. Termination of Options. Options granted hereunder, to the extent not exercised, shall terminate upon (i) expiration of the option period with respect to such option, as provided in paragraph 6, or (ii) termination of the optionee's employment with Andersen, whichever date shall first occur. If an optionee dies while he is an employee of Andersen, his option may, to the extent that he was entitled to exercise it on the date of his death and to the extent that it has not expired in accordance with paragraph 6 hereof, be exercised at any time by the optionee's designated beneficiaries or, if none, by the legal representative of the optionee's estate within 60 days after the date of the appointment of such legal representative.

         11. Non-Transferability of Options. Each option granted under this Plan, by its terms, shall be personal to the optionee and not transferable; and, during the lifetime of the optionee, options shall be exercisable only by him.

         12. Termination of Employment. Nothing contained in this Plan, or in any option granted hereunder, shall confer upon an optionee any right to be continued in the employ of Andersen or interfere in any way with the right of Andersen to terminate his employment at any time for any reason. In the event of termination of employment, all rights under any option held by the employee shall thereupon lapse.

         13. Adjustments Upon Changes in Capitalization. If an option under this Plan is exercised subsequent to any stock dividend or stock split, the number of shares to which such option shall be applicable and the option price for such shares shall be appropriately adjusted by the Board, whose determination shall be conclusive. In the event of any such change in the outstanding shares of Andersen, the aggregate number and class of shares available under this Plan shall be appropriately adjusted by the Board.

         14. Merger of Andersen. If Andersen is not the surviving corporation in the event of a merger or consolidation or transfers substantially all of its assets or if more than eighty percent (80%) of the outstanding capital stock of Andersen is acquired by another corporation, unexercised options outstanding under the Plan may be cancelled by the Board as of the effective date of the merger, consolidation, sales or acquisition. In the event of such cancellation notice thereof shall be given to each optionee and he shall be given the right to exercise such options in full during a thirty (30) day period preceding such effective date, provided he has satisfied the holding requirement referred to in paragraph 6 above. If unexercised and outstanding stock options are not cancelled, however, the optionee will be entitled, on exercise of such option, to receive shares of common stock or other securities of the surviving or acquiring corporation in the same ratio as the shareholders of Andersen receive for their shares.

         15. Effective Date and Term of this Plan. This Plan shall become effective upon approval of the stockholders of Andersen. Unless previously terminated in accordance with paragraph 16, this Plan shall terminate on the tenth anniversary of its approval by the Board, after which termination no option shall be granted hereunder.

         16. Termination, Suspension or Modification. The Board may at any time terminate or suspend operation of this Plan or make such modifications thereof as it shall deem advisable; provided, however, that the Board may not, without further approval by the stockholders of Andersen, increase the maximum number of shares for which options may be granted under this Plan, or change the class of eligible employees under this Plan. In addition, the Board may not increase the maximum dollar limit on the amount of grants of stock options per employee per calendar year.

                                                                      Appendix B
                                                    "1990 Plan"
                                   [CONFORMED COPY INCORPORATING ALL AMENDMENTS]
                                               ANDERSEN GROUP, INC.
                                            INCENTIVE AND NON-QUALIFIED
                                                 STOCK OPTION PLAN


         1. Purpose of Plan. The purpose of this Incentive and Non-Qualified Stock Option Plan (the "Plan") is to advance the interests of Andersen Group, Inc. ("Andersen") by providing a means whereby key executive and management employees and directors of Andersen or its subsidiaries may be given an opportunity to purchase shares of its common stock ("Shares") by exercise of options granted under this Plan. It is intended that options granted under this Plan will either qualify as "incentive stock options" ("ISOs") under section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or will be non-qualified stock options ("NQSOs"). Unless otherwise specified, the term "Options" refers to both ISOs and NQSOs granted under this Plan.
         2. Administration. Plan shall be administered under the supervision of the Board of Directors of Andersen (the "Board"). Subject to the express provisions of this Plan, the Board shall determine in its discretion the persons who shall receive Options, the times when they shall receive the same, and the number of Shares subject to such Options. The Board shall make all other determinations necessary or advisable in the administration of this Plan, which determinations shall be conclusive unless revised by the Board.
         3. Shares Subject to this Plan. The aggregate number of Shares for which Options may be granted shall be 150,000, subject to adjustment upon changes in capitalization of Andersen as provided in paragraph 14. Such Shares may be authorized and unissued Shares or may be treasury Shares. If any Option shall expire, lapse or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall (unless this Plan shall have been terminated) again be available for other Options to be granted.
         4. Eligibility. Options may be granted only (i) to employees who are officers or who are otherwise employed in an executive or management capacity by Andersen or its subsidiaries and who shall be determined by the Board to be eligible therefor; and (ii) to directors of Andersen.
         5. Granting of Options. The Board from time to time may designate from among the eligible persons those employees and directors to whom Options shall be granted and the number of Shares which shall be subject to each Option so granted.
         6. Option Period. Each Option shall not be exercisable prior to the expiration of one year from the date on which it is granted, as determined under paragraph 7, and shall expire on a date not later than 10 years after such date of grant; except that an ISO granted to an employee owning, actually or constructively by application of Code Section 425, more that 10 percent of the total combined voting power of all classes of stock of Andersen or of any parent or subsidiary of Andersen shall by its terms not be exercisable after the expiration of five years from the date on which it is granted.
         7. Option Price. The price at which Shares may be purchased under an Option (the "Option Price") shall be fixed by the Board at the time the Option is granted and set forth in the option agreement referred to in paragraph 8. The Option Price under each ISO shall not be less than 100 percent of the fair market value of the Shares subject to the ISO at the time the ISO is granted; provided that in the case of an ISO granted to a shareholder-employee described in paragraph 6, the Option Price shall not be less than 110 percent of the fair market value of the Shares subject to the ISO at the time the ISO is granted. The Option Price of each NQSO shall be the fair market value of the Shares subject to the Option at the time of grant, unless otherwise determined by the Board. The fair market value of Shares at the time of the grant of an Option shall be determined for purposes of this Plan in a manner which is consistent with the requirements of the Code. The date on which the Board approves the grant of an Option shall be deemed the date on which the Option is granted.
         8. Option Agreement. Each Option shall be evidenced by an option agreement in the form approved by the Board which agreement shall be signed by the optionee and signed on behalf of Andersen by the President, or a Vice President of Andersen, other than the optionee, and shall be dated as of the date the Option is granted, as determined in paragraph 7. Each option agreement shall state whether the Option evidenced by the agreement is intended to be an ISO or an NQSO which is not to be treated as an ISO.
         9. Exercise of Options. Subject to the other provisions of this Plan, Options may be exercised in whole or in part at any time. Each Option shall be exercised by delivery of written notice to Andersen specifying the number of Shares to be purchased and the date of payment therefor. Andersen shall promptly deliver to the optionee a certificate for the number of shares purchased against payment in full of the Option Price. The optionee shall not have any rights of a stockholder with respect to Shares subject to an Option until such notice is given and such payment is received by Andersen in full.
         10. Termination of Options. Options, to the extent not exercised, shall terminate upon the earlier of (i) expiration of the option period with respect to such Option, as provided in paragraph 6, or (ii) termination of the optionee's employment with Andersen or service on Andersen's Board of Directors, as the case may be, for any reason other than by reason of the death of the optionee. In the event of the death of an optionee while an employee or director of Andersen, the Options which were otherwise exercisable by the optionee on the date of death shall be exercisable (i) at any time during the option term set forth in paragraph 6 by the designated beneficiaries of such Options, to the extent such beneficiaries are designated in accordance with paragraph 16, and
(ii) to the extent that beneficiaries are not designated in accordance with paragraph 16, by the legal representative of the optionee's estate within 60 days of the appointment of such legal representative.
         11. Non-Transferability of Options. Each Option, granted under this Plan, by its terms, shall be personal to the optionee and not transferable; and, during the lifetime of the optionee, Options shall be exercisable only by him.
         12. Options Granted to Directors. Notwithstanding anything else in this Plan to the contrary, the following provisions shall apply with respect to Options granted to persons who are directors of Andersen, regardless of whether such persons are also employees of Andersen:

         (a) An ISO can be granted to a director only if the director is also an employee of Andersen.
         (b) Not more than 40 percent of the Shares available under the Plan can be subject to Options granted to directors.
         (c) Not more than 15 percent of the Shares available under the Plan can be subject to Options granted to any single director.
         (d) The Option Price of each Option granted to a director shall not be less than the fair market value of the Shares subject to the Option at the time that the Option is granted.
         (e) The option period under paragraph 6 for each Option granted to a director shall be ten years.
         13. Termination of Employment. Nothing contained in this Plan, or in any Option granted hereunder, shall confer upon an optionee any right to be continued in the employ of Andersen or interfere in any way with the right of Andersen to terminate his employment at any time for any reason.
         14. Adjustment Upon Changes in Capitalization. If an Option is exercised subsequent to any stock dividend or stock split, the number of Shares to which such Option shall be applicable and the Option Price for such Shares shall be appropriately adjusted by the Board. In the event of any such change in the number of outstanding Shares of Andersen, the aggregate number and class of Shares available under this Plan shall be appropriately adjusted by the Board.
         15.  Merger  of  Andersen.   If  (a)  Andersen  is  not  the  surviving
corporation in the event of a merger or consolidation, (b) Andersen transfers substantially all of its assets to another corporation, or (c) more than eighty percent of the outstanding capital stock of Andersen is acquired by another corporation, unexercised Options outstanding under the Plan may be cancelled by the Board as of the effective date of the merger, consolidation, transfer or acquisition. In the event of such cancellation, notice thereof shall be given to each optionee and the optionee shall be given the right during the thirty-day period preceding such effective date to exercise in full those Options granted to him that are fully exercisable under the relevant option agreement as of the end of the thirty-day period. If, however, unexercised and outstanding Options are not cancelled, upon such a merger, consolidation, transfer or acquisition, the relevant option agreements shall be amended by the Board to adjust the Option Price and to provide for receipt, upon exercise of the Option, of common stock or other securities of the surviving or acquiring corporation in a manner that reflects the consideration received by the shareholders of Andersen for their Shares.
         16. Beneficiaries. An optionee can designate a beneficiary to succeed to the optionee's rights under an Option in the event of the death of the optionee. A designation of a beneficiary under an Option shall be on a form prescribed by the Board, signed by the optionee, and filed with Andersen in accordance with procedures prescribed by the Board.
         17. Effective Date and Term of this Plan. This Plan shall become effective upon approval of the stockholders of Andersen. Unless previously terminated in accordance with paragraph 18, this Plan shall terminate on the tenth anniversary of its approval by the Board, after which termination no Option shall be granted hereunder.

          18. Termination, Suspension or Modification. The Board may at any time terminate or suspend operation of this Plan, or make such modifications thereof as it shall deem advisable; provided, however, that the Board may not, without further approval by the stockholders of Andersen, (a) increase the maximum number of Shares for which Options may be granted, (b) change the class of employees eligible to receive Options, (c) increase the maximum number of Shares with respect to which directors in the aggregate, or individually, are eligible to receive Options, (d) shorten the period under paragraph 6 during which directors are required to wait before exercising Options, (e) reduce the minimum Option Price at which Options may be granted to directors, (f) extend the period during which Options may be granted to directors or exercised by directors, or
(g) alter the option period of Options granted to directors.

                                                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of Connecticut, on this 21st day of February, 1997.

                                                ANDERSEN GROUP, INC.



                                              By: /s/ Francis E. Baker
                                                 _____________________
                                                 Francis E. Baker
                                               Its President and Chief
                                                  Executive Officer
                                             Principal Executive Officer